POWER OF ATTORNEY
                       (516,000 Shares for Stock Options)


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of NIKE, Inc., does hereby constitute and appoint
PHILIP H. KNIGHT, ROBERT S. FALCONE and LINDSAY D. STEWART his or her true and lawful attorneys and agents to do any and all acts and things and execute in his or her name (whether on behalf of NIKE, Inc. or as an officer or director of said Company, or otherwise) any and all instruments which said attorney and agent may deem necessary or advisable in order to enable NIKE, Inc. to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933, as amended, of 516,000 shares of Class B Common Stock of NIKE, Inc. for issuance pursuant to stock options granted to several non-employee directors and consultants to the Company, including specifically, but without limitation thereto, power and authority to sign his or her name (whether on behalf of NIKE, Inc. or as an officer or director of said Company, or otherwise) to a Registration Statement on Form S-8 and any amendment (including post-effective amendments) or application for amendment thereof in respect to such Common Stock or any exhibits filed therewith; and to file the same with the Securities and Exchange Commission; and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

DATED: October __, 1995.



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